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                                                                   Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP



Los Angeles, California


April 3, 2002